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                                  Exhibit 23.2





                              Page 17 of 28 Pages
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 being filed by Prime Hospitality Corp. (formerly Prime Motor Inns, Inc.) of our report dated September 24, 1992 (appearing in the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 of Prime Hospitality Corp.) on the consolidated financial statements and financial statement schedules (also appearing in the aforementioned Annual Report) of Prime Motor Inns, Inc. and Subsidiaries (Debtors-in-Possession).

                                        /s/J.H. Cohn & Company

Roseland, New Jersey
August 5, 1994





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